                                                                    EXHIBIT 3.41

                                CODE OF BY-LAWS

                           For the Government of the

                               Board of Directors

                                       of

                           SALEM MEDIA OF OHIO, INC.


                                   ARTICLE I

                             MEETINGS OF DIRECTORS
                             ---------------------

Sec.  1.  Regular Annual Meeting.  A regular annual meeting of the Board  of
          ----------------------
Directors shall be held immediately following the termination of the regular annual meeting of the shareholders of the corporation and at the same place of such shareholders' meeting, unless a different time and place is fixed by resolution of the Board of Directors. If, for any reason, the annual meeting is not held, then the business which may be transacted thereat may be transacted at any special meeting called as provided for in Section 3 of this Article.

Sec.   2.  Other Regular Meetings.   Other regular meetings of the Board of
           ----------------------
Directors may be held at such times and places as may be fixed by resolution of the Board of Directors.

Sec.   3.  Special  Meetings.   Special  meetings  of  the  Board  of Directors
           -----------------
may be called by the President or a Vice-President, or by a majority of the Board of Directors.

Sec.  4.  Place of Meetings.  Any meeting of the Board of Directors may be held
          -----------------
at any place within or without the State of Ohio as may be fixed by resolution of the Board of Directors.

Sec.  5.  Notice of Meetings and Waiver of Notice.  (a) A written or  printed
          ---------------------------------------
notice of each regular or special meeting of the Board of Directors, stating the time and place thereof shall be delivered to each director or sent to him by mail, telegram, cablegram or radiogram at his last known post office address, not more than twenty (20) days nor less than forty-eight (48) hours before the
time fixed for the meeting.   Meetings may be held at any time or place without
notice if the meeting or if those who are absent assent in writing to the holding of the meeting. Such assent may be given by the absent directors either before, at or after any meeting of the Board, waiving any or all of the provisions of law or of these By-Laws as to notices of such meeting or as to any irregularities in such notice or in the giving thereof, and shall thereby validate the proceedings of such meeting as fully as though all the requirements of the provisions waived had been duly met in their respective cases.

          (b) If any meeting of the Board of Directors is adjourned to another time or place, no further notice as to such adjourned meeting need be given if the time and place are fixed at the meeting adjourned.

Sec.   6.    Quorum.   A majority  of  the entire Board of Directors shall
             ------
constitute a quorum at all meetings.

Sec.  7.    Order of Business.  The order of business of the Board of Directors
            -----------------
at regular meetings, unless changed by a majority of the Directors present, shall be as follows:

1.  Reading  of  minutes  of previous  meeting and taking action thereon;
2.  Reading reports and statements of officers and committees;
3.  Unfinished business;
4.  Election of officers (at annual meeting);
5.  New or miscellaneous business;
6.  Adjournment.

                                   ARTICLE II

                            COMPENSATION OF OFFICERS
                            ------------------------

The officers of the corporation shall receive such compensation as shall be fixed by resolution of the Board of Directors.

                                  ARTICLE III

                                   AMENDMENTS
                                   ----------

By-Laws for the government of the Board of Directors may be adopted, amended or repealed by a majority vote for the entire Board of Directors at any regular meeting thereof, or at any meeting if such meeting be duly called as a special meeting for that purpose or if each member of the Board of Directors shall be present at the meeting or shall waive in writing the call and notice thereof.



                            [End of Code of By-Laws]

                              CODE OF REGULATIONS

                                       OF

                           SALEM MEDIA OF OHIO, INC.


                                   ARTICLE I

                                  Fiscal Year
                                  -----------

     Unless otherwise designated by resolution of the Board of Directors, the first fiscal year of the corporation after the adoption of this Code of Regulations shall end on December 31, 1981. Subsequently, the fiscal year of the corporation shall commence on the first day of April in each year and end on the last day of March, or be such other period as the Board of Directors may designate by resolution.

                                   ARTICLE II

                                  SHAREHOLDERS
                                  ------------

Section 1.  Meetings of Shareholders
            ------------------------

          (a) Annual Meeting.  The annual meeting of the shareholders of this
              --------------
corporation, for the election of directors, the consideration of financial statements and other reports, and the transaction of such other business as may properly be brought before such meeting, shall be held at 9:30 A.M., on the first Tuesday in the third month following the end of the fiscal year in each year after 1981. The first annual meeting shall be held in 1982. Upon due notice, there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. In the event the annual meeting is not held or if directors are not elected thereat, a special meeting may be called and held for that purpose.
          (b) Special  Meeting.   Special meetings of the shareholders may  be
              ----------------
held on any business day when called by any person or persons who may be authorized by law to do so. Calls for special meetings shall specify the purpose or purposes thereof, and no business shall be considered at any such meeting other than that specified in the call therefor.
          (c) Place of Meetings.  Any meeting of shareholders may be held at
              -----------------
such place within or without the State of Ohio as may be designated in the Notice of said meeting.
          (d) Notice of Meeting and Waiver of Notice.
              --------------------------------------
          (1) Notice.   Written  notice  of  the  time,  place and purposes of
              ------
any meeting of shareholders shall be given to each shareholder entitled thereto not less than seven (7) days nor more than sixty (60) days before the date fixed for the meeting and as prescribed by law. Such notice shall be given either by personal delivery or mailed to each shareholder entitled to notice of or to vote at such meeting. If such notice is mailed, it shall be directed, postage prepaid, to the shareholders at their respective addresses as they appear upon the records of the corporation, and notice shall be deemed to have
been given on the day so mailed.   If any meeting is adjourned to another time
or place, no notice as to such adjourned meeting need be given other than by
announcement at the meeting at which such an adjournment  is  taken.   No
business shall be transacted at any such adjourned meeting except as might have been lawfully transacted at the meeting at which such adjournment was taken.
          (2) Notice to Joint Owners.  All notices with respect to any shares to
              ----------------------
which persons are entitled by joint or common ownership may be given to that one of such persons who is named first upon the books of this corporation, and notice so given shall be sufficient notice to all the holders of such shares.
          (3) Waiver.   Notice  of any meeting,  however,  may be waived in
              ------
writing by any shareholder either before or after any meeting of shareholders, or by attendance at such meeting without protest prior to the commencement thereof.
          (e) Shareholders Entitled to Notice and to Vote.  If a record date
              -------------------------------------------
shall not be fixed or the books of the corporation shall not be closed against transfers of shares pursuant to statutory authority, the record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders shall be the close of business on the twentieth day prior to the date of the meeting, and only shareholders of record at such record date shall be entitled to notice of and to vote at such meeting. Such record date shall continue to be the record date for all adjournments of such meeting unless a new record date shall be fixed and notice thereof and of the date of the adjourned meeting be given to all shareholders entitled to notice in accordance with the new record date so fixed.
          (f) Quorum.  At any meeting of shareholders, the holders  of  shares
              ------
entitling them to exercise a majority of the voting power of the corporation, present in person or by proxy, shall constitute a quorum for such meeting; provided however, that no action required by law, the Articles, or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of the corporation may be authorized or taken by a lesser proportion. The shareholders present in person or by proxy, whether or not a quorum be present, may adjourn the meeting from time to time without notice other than by announcement at the meeting.

          (g)  Organization of Meetings:
               ------------------------
          (1) Presiding Officer.  The Chairman of the Board, or in his  absence,
              -----------------
the President, or in the absence of both of them, a Vice-President of the corporation shall call all meetings of the shareholders to order and shall act as Chairman thereof, if all are absent, the shareholders shall elect a Chairman.
          (2) Minutes.  The secretary of the corporation, or, in his absence, an
              -------
Assistant Secretary, or, in the absence of both, a person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and shall keep and make a record of the proceedings thereat.
          (h) Order of Business.  The order of business at all meetings of the
              -----------------
shareholders, unless waived or otherwise determined by a vote of the holder or holders of the majority of the number of shares entitled to vote present in person or represented by proxy, shall be as follows:

          1.  Call meeting to order.

          2.  Selection of Chairman and/or Secretary, if necessary.

          3. Proof of notice of meeting and presentment of affidavit thereof.

          4.  Roll call, including filing of proxies with Secretary.

          5.  Upon appropriate demand,  appointment of inspectors of election.

          6. Reading, correction and approval of previously unapproved minutes.

          7.  Reports of officers and committees.

          8. If annual meeting, or meeting called for that purpose, election of Directors.

          9.  Unfinished business, if adjourned meeting.

          10. Consideration in sequence of all other matters set forth in the call for and written notice of the meeting.
          11.  Adjournment.

          (i) Voting.   Except as provided by statute or in the Articles,  every
              ------
shareholder entitled to vote shall be entitled to cast one vote on each proposal submitted to the meeting for each share held of record by him on the record date for the determination of the shareholders entitled to vote at the meeting. At any meeting at which a quorum is present, all questions and business which may come before the meeting shall be determined by a majority of votes cast, except when a greater proportion is required by law, the Articles, or these Regulations.
          (j) Proxies.   A person who  is  entitled  to attend a shareholders
              -------
meeting, to vote thereat, or to execute consents, waivers and releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of his rights, by proxy or proxies appointed by a writing signed by such person, or by his duly authorized attorney, as provided by the laws of the State of Ohio.
          (k) List  of  Shareholders.   At  any meeting of shareholders, a list
              ----------------------
of shareholders, alphabetically arranged, showing the number and classes of shares held by each on the record date applicable to such meeting shall be produced on the request of any shareholder.

Section 2.  Action of Shareholders Without a Meeting
            ----------------------------------------

          Any action which may be taken at a meeting of shareholders may be taken without a meeting if authorized by a writing or writing signed by all of the holders of shares who would be entitled to notice of a meeting for such purpose, which writing or writings shall be filed or entered upon the records of the corporation.

                                  ARTICLE III

                                   DIRECTORS
                                   ---------

Section 1.  General Powers
            --------------

          The business, power and authority of this corporation shall be exercised, conducted and controlled by a Board of Directors, except where the law, the Articles or these Regulations require action to be authorized or taken by the shareholders.

Section 2.  Election, Number and Qualification of Directors
            -----------------------------------------------

          (a) Election.  The directors shall be elected at the annual  meeting
              --------
of shareholders, or if not so elected, at a special meeting of shareholders called for that purpose. At any meeting of shareholders at which directors are to be elected, only persons nominated as candidates shall be eligible for election.

          (b) Number.   The number of directors, which shall not be less than
              ------
the lesser of three (3) or the number of shareholders of record, may be fixed or changed at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on such proposal. The number of directors elected shall be deemed to be the number of directors fixed unless otherwise fixed by resolution adopted at the meeting at which such directors are elected.

          (c) Qualification.  Directors need not be shareholders of the
              -------------
corporation.

Section 3.  Term of Office of Directors
            ---------------------------

          (a) Term.   Each director shall hold office until the next annual
              ----
meeting of the shareholders and until his successor has been elected or until his earlier resignation, removal from office, or death. Directors shall be subject to removal as provided by statute or by other lawful procedures and nothing herein shall be construed to prevent the removal of any or all directors in accordance therewith.
          (b) Resignation.  A resignation from the Board of Directors shall be
              -----------
deemed to take effect immediately upon its being received by any incumbent corporate officer other than an officer who is also the resigning director, unless some other time is specified therein.
          (c) Vacancy.   In the event of any vacancy in the Board of Directors
              -------
for any cause, the remaining directors, though less than a majority of the whole Board, may fill any such vacancy for the unexpired term.

Section 4.  Meetings of Directors
            ---------------------

          (a) Regular Meetings.  A regular meeting of the Board of Directors
              ----------------
shall be held immediately following the adjournment of the annual meeting of the shareholders or a special meeting of the shareholders at which directors are elected. The holding of such shareholders' meeting shall constitute notice of such directors' meeting and such meeting may be held without further notice. Other regular meetings shall be held at such other times and places as may be fixed by the directors.
          (b) Special Meetings.  Special meetings of the Board of Directors may
              ----------------
be held at any time upon call of the Chairman of the Board, the President, any Vice-President, or any two directors.
          (c) Place of Meeting.  Any meeting of directors may be held at such
              ----------------
place within or without the State of Ohio as may be designated in the Notice of said meeting.
          (d) Notice of Meeting and Waiver of Notice.  Notice of the  time and
              --------------------------------------
place of any regular or special meeting of the Board of Directors (other than the regular meeting of directors following the adjournment of the annual meeting of the shareholders or following any special meeting of the shareholders at which directors are elected) shall be given to each director by personal delivery, telephone, mail, telegram or cablegram at least forty-eight (48) hours before the meeting, which notice need not specify the purpose of the meeting. Such notice, however, may be waived in writing by any director either before or after any such meeting, or by attendance at such meeting without protest prior to the commencement thereof.

Section 5.  Quorum and Voting
            -----------------

          At any meeting of directors, not less than one-half of the whole authorized number of directors is necessary to constitute a quorum for such meeting, except that a majority of the remaining directors in office constitutes
a quorum for filling a vacancy  in  the  Board.   At any meeting at which a
quorum is present, all acts, questions and business which may come before the meeting shall be determined by a majority of votes cast by the directors present at such meeting, unless the vote of a greater number is required b the Articles, Regulations or By-Laws.

Section 6.  Committees
            ----------

          (a) Appointment.  The Board of Directors may from time to time appoint
              -----------
certain of its members (but in no event less than three) to act as a committee or committees in the intervals between meetings of the Board and may delegate to such committee or committees powers to be exercised under the control and direction of the Board. Each such committee and each member thereof shall serve at the pleasure of the Board.
          (b) Executive Committee.   In particular, the Board of Directors may
              -------------------
create from its membership and define the powers and  duties  of  an  Executive
Committee.   During  the  intervals between meetings of the Board of Directors the Executive Committee shall possess
and may exercise all of the powers of the Board of Directors in the management and control of the business of the corporation to the extent permitted by law. All action taken by the Executive Committee shall be reported to the Board of Directors at its first meeting thereafter.
          (c) Committee Action.  Unless otherwise provided by the Board of
              ----------------
Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may be taken by any such committee without a meeting by a writing signed by all its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method or procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it.

Section 7.  Action of Directors without a Meeting
            -------------------------------------

          Any action which may be taken at a meeting of directors may be taken without a meeting if authorized by a writing or writings signed by all the directors, which writing or writings shall be filed or entered upon the records of the corporation.

Section 8.  Compensation of Directors
            -------------------------

          The Board of Directors may allow compensation for attendance at meetings or for any special services, may allow compensation to members of any committee, and may reimburse any director for his expenses in connection with attending any Board or Committee meeting.

Section 9.  Attendance at Meetings of Persons who are not Directors
            -------------------------------------------------------

          Unless waived by a majority of directors in attendance, not less than twenty-four (24) hours before any regular or special meeting of the Board of Directors, any director who desires the presence at such meeting of not more than one person who is not a director shall so notify all other directors, request the presence of such person at the meeting, and state the
reason in writing.   Such person will not be permitted to attend the directors'
meeting unless a majority of the directors in attendance vote to admit such
person to the meeting.   Such vote shall constitute the first order of business
for any such meeting of the Board of Directors. Such right to attend, whether granted by waiver or vote, may be revoked at any time during any such meeting by the vote of a majority of the directors in attendance.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

Section 1.  General Provisions
            ------------------

          The Board of Directors shall elect a President, a Secretary and a Treasurer, and may elect a Chairman of the Board, one or more Vice-Presidents, and such other officers and assistant officers as the Board may from time to time deem necessary. The Chairman of the Board, if any, and the President shall be directors, but no one of the other officers need be a director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers.

Section 2.  Powers and Duties
            -----------------

          All officers, as between themselves and the corporation, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and
duties are customarily  incident  to  such  office.   In  the  absence  of  any
officer of the corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being, the powers or duties of such officer, or any of them, to any other officer or to any director. The Board of Directors may from time to time delegate to any officer authority to appoint and remove subordinate officers and to prescribe their authority and duties. Since the lawful purposes of this corporation include the acquisition and ownership of real property, personal property and property in the nature of patents, copyrights, and trademarks and the protection of the corporation's property rights in its patents, copyrights and trademarks, each of the officers of this corporation is empowered to execute any power of attorney necessary to protect, secure, or vest the corporation's interest in and to real property, personal property and its property protectable by patents, trademarks and copyrights registrations and to secure such patents, copyrights and trademark registrations.

Section 3.  Term of Office and Removal
            --------------------------

          (a) Term.   Each officer of the corporation shall hold office during
              ----
the pleasure of the Board of Directors, and unless sooner removed by the Board of Directors, until the meeting of the Board of Directors following the date of their election and until his successor is elected and qualified.
          (b) Removal.   The Board  of  Directors may remove any officer at any
              -------
time, with or without cause by the affirmative vote of a majority of directors in office.

Section 4.  Compensation of Officers
            ------------------------

          Unless compensation is otherwise determined by a majority of the directors at a regular or special meeting of the Board of Directors, or unless such determination is delegated by the Board of Directors to another officer or officers, the President of the corporation from time to time shall determine the compensation to be paid to all officers and other employees for services rendered to the corporation.

                                   ARTICLE V

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS
                   -----------------------------------------

          (a) Right of Indemnification.   Each director,  officer and member of
              ------------------------
a committee of this corporation, and any person who may have served at the request of this corporation as a director, officer or member of a committee of any other corporation in which this corporation is a creditor, his heirs, executors and administrators, shall be indemnified by the corporation against all costs and expenses reasonably incurred by him concerning, or in connection with, the defense of any claim asserted or suit or proceeding brought against him by reason of his conduct or actions as a director, officer or member of a committee of this corporation, or a director, officer of member of a committee of such other corporation, whether or not he continues to be a director, officer or member of a committee at the time of incurring such costs or expenses, except costs and expenses incurred in relation to matters as to which such director, officer or member of a committee shall have been willfully derelict in the performance of his duty as such director, officer or member of a committee. Such costs and expenses shall include the costs of reasonable settlements (with or without suit), judgments, attorneys' fees, costs of suit, fines and penalties and other liabilities (other than amounts paid by any such person to this corporation or any such other corporation).
          (b) Definition  of Performance.   For  the  purposes of this Article,
              --------------------------
a director, officer or member of a committee shall conclusively be deemed not to have been willfully derelict in the performance of his duty as such director, officer or member of a committee:
          (1) Determination by Suit.   In a matter which shall have been the
              ---------------------
subject of a suit or proceeding in which he was a party which is disposed of by adjudication on the merits, unless he shall have been finally adjudged in such suit or proceeding to have been willfully derelict in the performance of his duty as such director, officer or member of a committee, or
          (2) Determination by Committee.   In a matter not falling within (1)
              --------------------------
next preceding if either a majority of disinterested members of the Board of Directors or a majority of a committee of disinterested shareholders of the corporation, (excluding therefrom any director, officer or member of a committee) selected as hereinafter provided shall determine that he was not willfully derelict. Such determination shall be made by the disinterested members of the Board of Directors except where such members shall determine that such matter should be referred to said committee of disinterested shareholders.
          (c) Selection of Committee.   The selection of a committee of
              ----------------------
shareholders provided above may be made by the majority vote of the disinterested directors or, if there be no disinterested director or directors, by the chief executive officer of the corporation. A director or shareholder shall be deemed disinterested in a matter if he has no interest therein other than as a director or shareholder of the corporation as the case may be. The corporation shall pay the fees and expenses of the shareholders or directors, as the case may be, incurred in connection with making a determination as above provided.

          (d) Non-Committee Determination.   In the event that a director,
              ---------------------------
officer or member of a committee shall be found by some other method not to have been willfully derelict in the performance of his duty as such director, officer or, member of a committee, then such determination as to dereliction shall not be questioned on the ground that it was made otherwise than as provided above.
          (e) Indemnification  by Law.   The  foregoing  right  of
              -----------------------
indemnification shall be in addition to any rights to which any such person may otherwise be entitled as a matter of law.

                                   ARTICLE VI

                       SECURITIES HELD BY THE CORPORATION
                       ----------------------------------

Section 1.  Transfer of Securities Owned by the Corporation
            -----------------------------------------------

          All   endorsements,   assignments,   transfers,   stock powers, share
powers or other instruments of transfer of securities standing in the name of the corporation shall be executed for and in the name of the corporation by the President, by a Vice-President, by the Secretary or by the Treasurer or by any other person or persons as may be thereunto authorized by the Board of directors.

Section 2.  Voting Securities held by the Corporation
            -----------------------------------------

          The Chairman of the Board, President, any Vice-President, Secretary or Treasurer, in person or by another person thereunto authorized by, the Board of Directors, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the corporation to vote, act and consent with respect to any securities issued by other corporations which the corporation may own.

                                  ARTICLE VII

                               SHARE CERTIFICATES
                               ------------------

Section 1.  Transfer and Registration of Certificates
            -----------------------------------------

          The Board of Directors shall have authority to make such rules and Articles or these Regulations, as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

Section 2.  Substituted Certificates
            ------------------------

          Any person claiming that a certificate for shares has been lost, stolen or destroyed, shall make an affidavit or affirmation of that fact and, if required, shall give the corporation (and its registrar or registrars and its transfer agent or agents, if any) a bond of indemnity, in such form and with one or more sureties satisfactory to the Board, and, if required by the Board of Directors, shall advertise the same in such manner as the Board of Directors may require, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

                                  ARTICLE VIII

                                      SEAL
                                      ----

     The directors may adopt a seal for the corporation which shall be in such form and of such style as is determined by the directors. Failure to affix any such corporate seal shall not affect the validity of any instrument.

                                   ARTICLE IX

                   CONSISTENCY WITH ARTICLES OF INCORPORATION
                   ------------------------------------------

          If any provision of these Regulations shall be inconsistent with the corporation's Articles of Incorporation (and as they may be amended from time to time), the Articles of Incorporation (as so amended at the time) shall govern.

                                   ARTICLE X

                                SECTION HEADINGS
                                ----------------

          The headings contained in this Code of Regulations are for reference purposes only and shall not be construed to be part of and/or shall not affect in any way the meaning or interpretation of this Code of Regulations.


                                   ARTICLE XI

                                   AMENDMENTS
                                   ----------

          This Code of Regulations of the corporation (and as it may be amended from time to time may be amended or added to by the affirmative vote or the written consent of the shareholders of record entitled to exercise a majority of the voting power on such proposal; provided, however, that if an amendment or addition is adopted by written consent without a meeting of the shareholders, it shall be the duty of the secretary to enter the amendment or addition in the records of the corporation, and to mail a copy of such amendment or addition to each shareholder of record who would be entitled to vote thereon and did not participate in the adoption thereof.

                          [End of Code of Regulations]